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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of American Midstream Partners, LP (the "Company") of our report dated June 28, 2013, with respect to the combined financial statements of High Point Gas Transmission, LLC and High Point Gas Gathering, LLC as of December 31, 2012 and 2011, and for each of the two years in the period ended December 31, 2012, included in the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2013.

        We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ UHY LLC

Houston, Texas
October 1, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM